UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Enhabit, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following contains a letter and frequently asked questions and answers provided to leaders of Enhabit, Inc. on February 23, 2026.

Leaders,

A press release was issued moments ago announcing that Enhabit has entered into an agreement to be acquired by Kinderhook Industries, a leading middle-market private equity firm. You can read the press release we issued here. An all-employee email will be delivered shortly.

Please watch for a calendar invite coming soon for a leaders-only call later this morning. This call will provide additional context and guidance. Do not forward the calendar invite.

We’ve prepared a guidance document, attached, to help you prepare for questions you may receive following the employee communication. These materials are for your reference only and should not be shared.

Thank you for your leadership and support as we navigate this important update together.

Sincerely,

Barb Jacobsmeyer

President and CEO

FAQs

1.	What does this transaction mean for Enhabit employees?

•	While this partnership will mean a change in ownership of Enhabit, our day-to-day operations, team structures, strategy and mission are expected to remain unchanged.

•	We will continue to provide high-quality home health and hospice services for patients, families and communities across the country.

•

In fact, under Kinderhook’s ownership, Enhabit will benefit from additional resources and expertise that will allow us to reach even greater heights and give us additional flexibility to invest for the long term in our workforce, our clinical capabilities and the tools and resources that support your work – all while staying grounded in our mission and values.

•	Some of you may remember that in July of 2022 we established Enhabit as a standalone Company by separating from Encompass Health Corporation.

•	You may also recall that Encompass Home Health and Hospice was supported by private equity for over ten years, during which time the focus was on growing the business while supporting employees.

•

In short, being supported by a private equity partner has been part of our company’s history, and we expect that this partnership will create even more opportunities for the Enhabit team as we grow our business.

2.	Will there be layoffs or home health & hospice location closures?

•	Kinderhook has been clear that they are excited to partner with Enhabit because of our talented team members.

•	We do not anticipate any material changes to our day-to-day operations, team structure or the way we serve patients as a result of this transaction.

•	In short, the Company intends to continue operating as it does today, with the same leadership, strategy and commitment to our employees and communities.

•	Kinderhook is as focused as we are on investing in and growing our business.

•	We are committed to sharing clear and timely updates as the process moves forward and to directly communicating any relevant developments as they occur.

3.	Will there be any changes to reporting structures?

•	We do not anticipate any material changes to our day-to-day operations, team structure or the way we serve patients as a result of this transaction.

•	Enhabit intends to continue operating as it does today, with the same leadership, strategy and commitment to our employees and communities.

•	It’s important to remember that this announcement is only the first step in a longer process, and there are many details that still need to be determined.

•	We are committed to sharing clear and timely updates as the process moves forward and to directly communicating any relevant developments as they occur.

4.	Will there be any impact to employee benefits or compensation as a result of this agreement?

•

We do not anticipate material changes to our overall compensation and benefits programs as a result of this transaction. Enhabit will continue to operate under its current compensation and benefit structures and Kinderhook is committed to fostering continuity for the Company’s employees under the benefits and compensation programs

•	More information with respect to these details will be communicated to you as they are finalized.

5.	I own Enhabit stock. What will happen to employee stock? What happens to equity that has been granted, but is unvested?

•

Employees who are stockholders of Enhabit will receive $13.80 in cash for each vested share of Enhabit stock that they own, and also for each outstanding unvested share from prior equity grants, upon closing of the transaction.

•

Until close, we remain a public company, and outstanding equity that has been granted but is currently unvested will continue to vest on its normal vesting schedule and subject to the existing terms of each grant.

•	When the transaction closes, details on your outstanding unvested equity will be provided.

•	More information with respect to these details will be communicated to you as they are finalized.

6.	As an employee, can I continue to buy / sell Enhabit stock until close? Will I continue to be subject to trading windows?

•	Yes. Until close, we will continue to operate as a public company.

•	You may not trade in Enhabit stock if you have material information that is not publicly disclosed, same as before, and you remain subject to all trading windows and blackout restrictions.

7.	What is the timeline for close of the transaction? What can employees expect between now and close?

•

The transaction is expected to close in the second quarter of 2026, subject to the receipt of approval of Enhabit stockholders and regulatory approvals, and the satisfaction of other customary closing conditions.

•	Until then, it’s business as usual and we remain a public, independent company.

•	This means that there are expected to be no changes to roles, responsibilities, pay, benefits or day-to-day operations from now until close.

•	You should expect to continue focusing on what you do best: providing compassionate, high-quality care to patients and supporting their families.

8.	What should we tell our patients who ask about this announcement?

•	You should tell them that we are confident this is a terrific outcome for Enhabit – and as a result of the transaction we expect to be even better able to meet their needs.

9.	What can I share on social media?

•	As a public company, there are SEC rules that govern what and how we are able to share information on social media about this merger.

•	It is acceptable to repost or “like” information posted by the Company.

•	To adhere with SEC rules, colleagues should refrain from creating new content or commenting about today’s announcement.

10.	What should we do if we get a question from the media or investor community?

•	If you receive any inquiries from the media, please send them to [Erin Volbeda] at media@ehab.com.

•	If you receive any investor inquiries, please send them to [Bob Okunski] at investorrelations@ehab.com.

11.	Who should I speak to if I have more questions?

•

We are committed to sharing clear and timely updates as the process moves forward and to directly communicating any relevant developments as they occur. In the meantime, if you have questions, please reach out to your manager.

Forward-Looking Statements

This communication contains and the other filings and press releases of Enhabit, Inc. (the “Company”) may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock; (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval of the proposed transaction; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) the ability of Anchor Parent, LLC to obtain financing for the proposed transaction; (xi) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing; (xiii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or the Company’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company, Anchor Parent, LLC and Anchor Merger Sub, Inc. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.enhabit.com or by sending a written request to the Company in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on May 16, 2025 in connection with the Company’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.